EXHIBIT 23.2



                       LETTERHEAD OF DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Pacific Capital Bancorp on Form S-4 of our report dated January 26, 1996, appearing in the Annual Report on Form 10-K of South Valley Bancorporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                 /s/ Deloitte & Touche LLP

San Jose, California
August 13, 1996


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